Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-121857) and Form S-8 (Nos. 333-93697 and 333-93695) of QMed, Inc. of our report dated March 25, 2008, which contains a explanatory paragraph regarding the Company's ability to continue as a going concern relating to the consolidated financial statements,  which appears in this Form 10-K.

/s/ Amper, Politziner & Mattia, P.C.

Edison, New Jersey

March 25, 2008